EXHIBIT 10.3

AMENDMENT NO. 1

TO

SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT

IN THE AMOUNT OF US$5,000,000

BY AND AMONG

SUNPEAKS VENTURES, INC.,
as Borrower,

HEALTHCARE DISTRIBUTION SPECIALISTS LLC
as Guarantor,

AND

TCA GLOBAL CREDIT MASTER FUND, LP,
as Lender

November 30, 2012

AMENDMENT NO. 1 TO
SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT

THIS AMENDMENT NO. 1 TO SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT (this “Amendment”) is made as of the 30th day of November, 2012, by and among (i) SUNPEAKS VENTURES, INC., a corporation incorporated under the laws of the State of Nevada (the “Borrower”), (ii) HEALTHCARE DISTRIBUTION SPECIALISTS LLC, a limited liability company organized and existing under the laws of the State of Delaware, as guarantor (the “Guarantor” and together with Borrower, the “Credit Parties”) and (iii) TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands (the “Lender”).

WITNESSETH

WHEREAS, the Credit Parties and the Lender have entered into that certain senior secured revolving credit facility agreement, dated as of September 30, 2012 (the “Credit Agreement”), pursuant to which the Lender agreed to make available to the Borrower a secured revolving loan in the amount of Five Million United States Dollars (US$5,000,000), subject to the terms and conditions therein contained, and of this amount, the Lender made an initial principal advance of Seven Hundred Thousand United States Dollars (US$700,000) to the Borrower;

WHEREAS, as of the date hereof, a total aggregate principal amount of Seven Hundred Thousand United States Dollars (US$700,000) of principal plus applicable interest are outstanding;

WHEREAS, in connection with this Amendment, the Borrower has requested and the Lender has agreed to advance an additional principal amount of Seven Hundred Fifty Thousand United States Dollars (US$750,000) to the Borrower; and

WHEREAS, the parties to this Amendment desire to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms.  Unless otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement.

2. Amendment of the Credit Agreement.  Subject to the terms and conditions of this Amendment, the Credit Agreement is hereby amended and supplemented as follows:

(a)	all references to the “Senior Secured Revolving Credit Facility Agreement” or the “Agreement” contained in the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby;

(b)	The definition of “Obligations” shall be amended to include the text “now existing or in the future” immediately following the text “Credit Parties to Lender”;

(c)	The definition of “Revolving Loan Commitment” shall be deleted in its entirety and shall be replaced with the following:

“Revolving Loan Commitment” shall mean One Million Four Hundred Fifty Thousand and No/100 United States Dollars (US$1,450,000), and in the event Borrower requests and Lender agrees to increase the Revolving Loan Commitment pursuant to Section 2.1(b), such aggregate additional amount up to Five Million and No/100 United States Dollars ($5,000,000).

(d)	Section 10.20 shall be deleted in its entirety and shall be replaced with the following:

In the event that the Borrower files a registration statement with respect to its Common Stock with the SEC (other than a registration statement on Form S-4 or S-8 or any successor form thereto) after the Closing Date but before the Lender sells all the Commitment Shares or the Second Tranche Commitment Shares, the Commitment Shares and the Second Tranche Commitment Shares held by the Lender at such time of filing such registration statement shall be registered pursuant to such registration statement.

(e)	Section 10.21 shall be added as follows:

Additional Credit Parties.  The Borrower shall cause any Subsidiary which is formed or acquired or otherwise becomes a Subsidiary of the Borrower following the date hereof, within ten (10) Business Days of such event, to become an additional Credit Party hereto, including, but not limited to, causing such party to execute counterparts to this Agreement and to execute a Guarantee Agreement and a Security Agreement in the forms attached hereto as Exhibit C and Exhibit F-2.

3. Renewal of Revolving Loan.  Pursuant to Section 2.3 of the Credit Agreement, by its execution hereof, the Borrower hereby provides written notice to Lender of Borrower’s election to renew the Revolving Loan Commitment and extend the Revolving Loan Maturity Date for an additional six (6) month period commencing on the date hereof and terminating on June 12, 2013 (subject to the terms and conditions of the Credit Agreement, as amended hereby) and, by its execution hereof, the Lender hereby consents and agrees to such renewal and extension.

4. Cancellation of Existing Promissory Note.  By the Credit Parties’ execution and delivery to the Lender of the Amended and Restated Promissory Note (as hereinafter defined), that certain promissory note originally issued by the Borrower in favor of the Lender, dated September 30, 2012, in the original principal amount of Seven Hundred Thousand United States Dollars (US$700,000) shall be hereby immediately and irrevocably cancelled without further action on the part of the Lender or the Credit Parties.

5. Representations and Warranties of the Credit Parties.  The Credit Parties each represent and warrant to the Lender that immediately after giving effect to this Amendment, the representations and warranties of each Credit Party set forth in the Credit Agreement, as amended hereby, are true and correct in all material respects and no Default or Event of Default shall have occurred and be continuing.  In addition, the Credit Parties hereby make the same representations and warranties to the Lender as those provided in Section 7 of the Credit Agreement with regard to the Second Tranche Commitment Shares (as hereafter defined), in addition to the representations and warranties pertaining to the Commitment Shares and the Revolving Notes.

6. Representations and Warranties of Lender.  Lender hereby makes the same representations and warranties to the Credit Parties as those provided in Section 8 of the Credit Agreement with regard to the Second Tranche Commitment Shares in addition to the representations and warranties pertaining to the Commitment Shares and the Revolving Notes.

7. No Defaults.  Each Credit Party hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

8. Covenants.  Each Credit Party hereby reaffirms that each has duly performed and observed the covenants and undertakings set forth in the Credit Agreement and each Loan Document, and each covenants and undertakes to continue to duly perform and observe such covenants and undertakings, as amended hereby, so long as the Credit Agreement, as amended hereby, shall remain in effect.

9. No Other Amendment.  All other terms and conditions of the Credit Agreement shall remain in full force and effect and the Credit Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

10. Second Tranche Commitment Shares.  The Borrower hereby agrees to pay to the Lender, on the date hereof, a fee for corporate advisory and investment banking services by issuing to the Lender that number of shares of the Borrower’s common stock (the “Second Tranche Commitment Shares”) equal to a dollar amount of One Hundred Fifty Thousand United States Dollars (US$150,000) (the “Second Tranche Share Value”).  The Borrower shall instruct its transfer agent to issue certificates representing the Second Tranche Commitment Shares issuable to the Lender immediately upon the Borrower’s execution of this Amendment, and shall cause its transfer agent to deliver such certificates to the Lender within three (3) Business Days of the date hereof.  In the event such certificates representing the Second Tranche Commitment Shares issuable hereunder shall not be delivered to the Lender within said three (3) Business Day period, the Borrower shall be in immediate default under this Amendment, the Credit Agreement and the Loan Documents.  The Second Tranche Commitment Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Borrower’s common stock.  The Second Tranche Commitment Shares are and shall be deemed fully earned in connection with the corporate advisory and investment banking services provided by the Lender to the Borrower as of the date hereof.

11. Adjustment to Second Tranche Commitment Shares.  It is the intention of the Lender and the Borrower that by the Twelve Month Valuation Date the Lender shall have generated net proceeds from the sale of the Second Tranche Commitment Shares equal to the Second Tranche Share Value.  The Lender shall have the right to sell the Second Tranche Commitment Shares at any time in accordance with applicable securities laws, provided that Lender agrees to use its good faith efforts to sell the Second Tranche Commitment Shares after the applicable restrictive holding period applicable thereto has expired (and provided the restrictive legends thereon have been removed and the Second Tranche Commitment Shares are otherwise freely tradable), in such amounts as reasonably practicable given then existing market conditions, in Lender’s discretion, with the intention of selling the Second Tranche Commitment Shares as soon as reasonably practicable following the expiration of the restricted holding period and removal of restrictive legends on such Second Tranche Commitment Shares.  At any time the Lender may elect after the Twelve Month Valuation Date (or prior to such Twelve Month Valuation Date, if Lender has sold all Second Tranche Commitment Shares prior to such Twelve Month Valuation Date), the Lender may deliver to the Borrower a Sale Reconciliation.  If, as of the date of the delivery by Lender of the Sale Reconciliation, the Lender has not realized net proceeds from the sale of such Second Tranche Commitment Shares equal to at least the Second Tranche Share Value, as shown on the Sale Reconciliation, then the Borrower shall immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Lender in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued and sold Second Tranche Commitment Shares, the Lender shall have received total net funds equal to the Second Tranche Share Value.  If additional shares of Common Stock are issued pursuant to the immediately preceding sentence, and after the sale of such additional issued shares of Common Stock, the Lender still has not received net proceeds equal to at least the Second Tranche Share Value, then the Borrower shall again be required to immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Lender as contemplated above, and such additional issuances shall continue until the Lender has received net proceeds from the sale of such Common Stock equal to the Second Tranche Share Value.  In the event the Lender receives net proceeds from the sale of Second Tranche Commitment Shares equal to the Second Tranche Share Value, and the Lender still has Second Tranche Commitment Shares remaining to be sold, the Lender shall return all such remaining Second Tranche Commitment Shares to the Borrower.  In the event additional Common Stock is required to be issued as outlined above, the Borrower shall instruct its transfer agent to issue certificates representing such additional shares of Common Stock to the Lender immediately subsequent to the Lender’s notification to the Company that additional shares of Common Stock are issuable hereunder, and the Borrower shall in any event cause its transfer agent to deliver such certificates to Lender within three (3) Business Days following the date Lender notifies the Borrower that additional shares of Common Stock are to be issued hereunder.  In the event such certificates representing such additional shares of Common Stock issuable hereunder shall not be delivered to the Lender within said three (3) Business Day period, same shall be an immediate default under this Amendment, the Credit Agreement and the Loan Documents.  Notwithstanding anything contained herein to the contrary, the Borrower shall have the right, at any time, to redeem any Second Tranche Commitment Shares then in the Lender's possession for an amount payable by the Borrower to the Lender in United States funds equal to the Second Tranche Share Value, less any net cash proceeds received by the Lender from any previous sales of Second Tranche Commitment Shares.  Notwithstanding anything which may be contained hereto to the contrary, at such time as the Commitment Shares and/or the Second Tranche Commitment Shares are able to be sold in accordance with applicable securities laws, the Borrower shall take all actions and assume all costs (including, but not limited to, costs associated with the Lender obtaining legal opinions) necessary or advisable to remove the restrictive legend from the share certificate(s) representing the Commitment Shares and/or the Second Tranche Commitment Shares upon receipt of documentation from the Lender necessary to accomplish such removal.

12. Fees and Expenses.  The Borrower agrees to pay to the Lender, upon the execution hereof, (i) a commitment fee equal to Fifteen Thousand United States Dollars (US$15,000), (ii) a legal fee equal to Twelve Thousand Five Hundred United States Dollars (US$12,500), (iii) a due diligence fee equal to Two Thousand Five Hundred  United States Dollars (US$2,500), (iv) an asset monitoring fee equal to Two Thousand United States Dollars ($2,000), and (v) all costs and expenses of the Lender and Lender’s counsel in connection with the preparation and execution of this Amendment, including, but not limited to, documentary stamp tax fees.  Further, the Borrower agrees to pay Meyers Associates, L.P., upon the execution hereof, a finder’s fee equal to Sixty Thousand United States Dollars ($60,000).

13. Conditions Precedent.  The effectiveness of this Amendment shall be expressly subject to the following conditions precedent:

(a)	Amendment. Each Credit Party shall have executed and delivered to the Lender this Amendment;

(b)
Amended and Restated Promissory Note.  The Borrower shall have executed and delivered to the Lender an original amended and restated promissory note in the principal amount of One Million Four Hundred Fifty Thousand and No/100 United States Dollars (US$1,450,000), dated as of the date of this Amendment, in the form attached hereto as Exhibit A;

(c)
Borrowing Base Certificate.  The Borrower shall have executed and delivered to the Lender a borrowing base certificate, dated as of the date of this Amendment, substantially in the form attached to the Credit Agreement as Exhibit A;

(d)	Closing Statement. The Borrower shall have executed and delivered to the Lender a closing statement in form and substance satisfactory to the Lender;

(e)
Committed Equity Facility Agreement.  The Borrower shall have executed and delivered a committed equity facility agreement in form and substance satisfactory to the Lender and shall have satisfied all conditions precedent to be performed by the Borrower in connection therewith;

(f)
Registration Rights Agreement.  The Borrower shall have executed and delivered a registration rights agreement in form and substance satisfactory to the Lender and shall have satisfied all conditions precedent to be performed by the Borrower in connection therewith;

(g)
Corporate Documents.  The Lender shall have received such evidence as it may require as to the authority of the officers or attorneys-in-fact executing this Amendment and such other corporate documents it may request, including, but not limited to, a unanimous written consent of the board of directors or managers and an officer’s certificate of each Credit Party, in form and substance satisfactory to the Lender in its sole discretion;

(h)	Opinion of Counsel. The Lender shall have received a customary opinion of the Credit Parties’ counsel, in form and substance satisfactory to the Lender in its sole discretion;

(i)
Search Results.  The Lender shall have received copies of UCC search reports dated such a date as is reasonably acceptable to Lender, listing all effective financing statements which name the Credit Parties and/or their subsidiaries, under their present name and any previous names, as debtors, together with copies of such financing statements;

(j)
Certificate of Good Standing.  The Lender shall have received a Certificate of Good Standing from the Secretary of State of the state of organization of each Credit Party, and each subsidiary thereof, evidencing the good standing thereof;

(k)	Fees Paid. The Lender or its counsel shall have received payment in full of all fees and expenses due under this Amendment; and

(l)
No Event of Default.  The Lender shall be satisfied, and shall have received a certificate signed by a duly authorized officer of each Credit Party, dated as of the date hereof, that (i) no Event of Default or event which, with the passage of time, giving of notice or both would become an Event of Default have occurred and be continuing; and (ii) the representations and warranties of the Borrower contained in the  Credit Agreement, as amended and supplemented hereby, shall be true on and as of the date of this Amendment (except to the extent such representation or warranty expressly relates to an earlier date).

14. Execution in Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

15. Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

16. Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA.

17. Amendment Effective Date.  All references in any Loan Document to the Credit Agreement on and after the date hereof shall be deemed to refer to the Credit Agreement as amended hereby, and the parties hereto agree that on and after the date hereof, the Credit Agreement, as amended hereby, is in full force and effect.

[signatures pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWER:

SUNPEAKS VENTURES, INC.

By:	/s/ Mackie Barch
Name:	Mackie Barch
Title:	Chief Executive Officer

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Fund GP, Ltd.
General Partner

By:	/s/ Robert Press
Name:	Robert Press
Title:	Director

[ signature page 1 of 2 ]

CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing amendment no. 1 to the senior secured revolving credit facility agreement (the “Amendment”) as a guarantor, hereby consents and agrees to said Amendment and to the payment of the amounts contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said Amendment.

GUARANTORS:

HEALTHCARE DISTRIBUTION SPECIALISTS LLC

By:	/s/ Mackie Barch
Name:	Mackie Barch
Title:	Chief Executive Officer

[ signature page 2 of 2 ]

EXHIBIT A

AMENDED AND RESTATED PROMISSORY NOTE